Exhibit (j)(1)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Independent Auditors” in this Registration Statement (Form N-1A 33-17619 and 811-05349) of Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio and Goldman Sachs Aggressive Growth Strategy Portfolio (four of the funds comprising the Goldman Sachs Trust).

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

New York, New York

April 14, 2003